UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
FORM 8-K
____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 6, 2021
Date of Report (Date of earliest event reported)
____________________________________
CAPITAL ONE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
____________________________________

Delaware		001-13300	54-1719854
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)
1680 Capital One Drive,
McLean,	Virginia		22102
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (703) 720-1000
(Not applicable)
(Former name or former address, if changed since last report)
____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock (par value $.01 per share)	COF	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series G	COF PRG	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series H	COF PRH	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series I	COF PRI	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series J	COF PRJ	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series K	COF PRK	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series L	COF PRL	New York Stock Exchange
0.800% Senior Notes Due 2024	COF24	New York Stock Exchange
1.650% Senior Notes Due 2029	COF29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) At the 2021 Annual Stockholder Meeting (the “Annual Meeting”) of Capital One Financial Corporation (the “Company”) held on May 6, 2021, the Company’s stockholders, upon recommendation of the Board of Directors of the Company, approved and adopted the Company’s Sixth Amended and Restated 2004 Stock Incentive Plan (the “Amended Plan”).
The Amended Plan provides: (i) for a date of termination on May 6, 2031, which is ten (10) years following the date of the 2021 Annual Stockholder Meeting and (ii) that the maximum number of shares available for issuance to participants under the Amended Plan shall be 67 million.
For a description of the terms and conditions of the Amended Plan, see “Summary of Material Provisions of the Sixth Amended and Restated 2004 Stock Incentive Plan” under proposal 4 “Approval and Adoption of the Capital One Financial Corporation Sixth Amended and Restated 2004 Stock Incentive Plan” on pages 118-125 of the Company’s Proxy Statement for the Annual Meeting (the “Proxy Statement”), which description is incorporated herein by reference. The descriptions of the Amended Plan contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the Amended Plan, a copy of which is filed hereto as Exhibit 10.1.
Item 5.07    Submission of Matters to a Vote of Security Holders.
(a)     The Annual Meeting was held on May 6, 2021. On March 10, 2021, the record date for the Annual Meeting, 456,630,057 shares of the Company’s common stock were issued and outstanding, of which 417,470,403 were present for purposes of establishing a quorum.
(b)     Stockholders voted on the following matters:
(1)     Stockholders elected Mr. Richard D. Fairbank, Mr. Ime Archibong, Ms. Ann Fritz Hackett, Mr. Peter Thomas Killalea, Mr. Cornelis Petrus Adrianus Joseph (“Eli”) Leenaars, Mr. François Locoh-Donou, Mr. Peter E. Raskind, Ms. Eileen Serra, Mr. Mayo A. Shattuck III, Mr. Bradford H. Warner, Ms. Catherine G. West and Mr. Craig Anthony Williams to the Company’s Board of Directors for terms expiring at the 2022 annual meeting of stockholders;
(2)    Stockholders ratified the selection of the firm Ernst & Young LLP to serve as the independent registered public accounting firm of the Company for 2021;
(3)     Stockholders approved, on an advisory basis, the Company’s 2020 named executive officer compensation; and
(4) Stockholders approved and adopted the Company’s Sixth Amended and Restated 2004 Stock Incentive Plan.
Set forth below are the number of votes cast for and against each such matter as well as the number of abstentions and broker non-votes with respect to each such matter.

Item	Votes For	Votes Against	Abstain	Broker Non-Votes
Election of Directors:
Richard D. Fairbank	380,893,250	10,198,215	2,972,837	23,422,091
Ime Archibong	392,967,630	869,978	226,694	23,422,091
Ann Fritz Hackett	343,927,408	49,557,006	579,888	23,422,091
Peter Thomas Killalea	389,595,372	4,326,668	142,262	23,422,091
Cornelis Petrus Adrianus Joseph (“Eli”) Leenaars	388,482,771	5,361,286	220,245	23,422,091
François Locoh-Donou	388,026,222	5,805,048	233,032	23,422,091
Peter E. Raskind	391,270,187	2,634,517	159,598	23,422,091
Eileen Serra	393,194,362	657,326	212,614	23,422,091
Mayo A. Shattuck III	377,628,534	16,278,924	156,844	23,422,091
Bradford H. Warner	383,404,771	10,432,542	226,989	23,422,091
Catherine G. West	391,008,081	2,843,870	212,351	23,422,091
Craig Anthony Williams	393,014,765	815,606	233,931	23,422,091
Ratification of Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm of the Company for 2021	385,181,585	32,091,764	213,044	N/A
Advisory Approval of the Company’s 2020 Named Executive Officer Compensation	367,130,784	26,332,719	600,799	23,422,091
Approval and Adoption of the Company’s Sixth Amended and Restated 2004 Stock Incentive Plan	385,855,584	7,856,573	352,145	23,422,091

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Sixth Amended and Restated 2004 Stock Incentive Plan
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Date: May 7, 2021	By:	/s/ Matthew W. Cooper
Matthew W. Cooper
General Counsel

3